Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165786

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2010)

Inhibitex, Inc.

11,463,415 Shares

Common Stock

We are offering up to 11,463,415 shares of our common stock, $.001 par value per share. Our common stock is listed on the Nasdaq Capital Market under the symbol “INHX.” On April 6, 2011, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.64 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$4.10	$47,000,000
Underwriting discounts and commissions	$0.246	$2,820,000
Proceeds, before expenses, to us	$3.854	$44,180,000

We have granted the underwriters a 30-day option to purchase, on the same terms and conditions set forth below, a maximum of 1,719,512 additional shares of common stock solely to cover over-allotments.

Delivery of the shares of our common stock offered hereby is expected to be made on or about April 12, 2011.

Sole Book-Running Manager

Deutsche Bank Securities

Lead Manager	Co-Manager

Canaccord Genuity	JMP Securities

The date of this prospectus supplement is April 7, 2011.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus or any free writing prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, or the Securities Act. We have not, and the underwriters have not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities being offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 under the Securities Act.

Market data and industry statistics used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on independent industry publications, reports by market research firms and other published independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

When used in this prospectus supplement and the accompanying prospectus, the terms “Inhibitex,” “we,” “our” and “us” refer to Inhibitex, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified or unless the context requires otherwise.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. These forward-looking statements include, without limitation, statements relating to:

•	our ability to successfully advance the clinical development of INX-189 and FV-100;

•	the expected timing of future milestones and events, and our development plans associated with INX-189 and FV-100 or any of our product candidates;

•	our ability to successfully execute our strategy;

•	the timing and our plans to initiate a Phase 2 clinical trial for INX-189 to further assess its safety, tolerability and antiviral activity;

•	the timing and our plans to nominate another hepatitis C virus (“HCV”) nucleotide polymerase inhibitor for advancement into investigational new drug application (“IND”) enabling preclinical studies;

•	the timing and our plans to complete a full evaluation of the Phase 2 FV-100 data set and post hoc analyses, conduct additional market research, including reimbursement, pricing, and competitive analyses, etc., and develop our potential future developmental plans for FV-100;

•	our intent to establish strategic licenses, collaborations or partnerships in the future to accelerate the development and commercialization of our product candidates;

•	the number of months that our current cash, cash equivalents, and short-term investments will allow us to operate without raising additional capital;

•	potential future revenue from collaborative research agreements, partnerships, license agreements or materials transfer agreements; and

•	our ability to generate product-related revenue in the future.

In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (“SEC”) or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors,” in our most recent Annual Report on Form 10-K and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, Inhibitex undertakes no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement and the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, when making an investment decision.

Inhibitex is a biopharmaceutical company focused on the development of differentiated anti-infective products to prevent or treat serious infections. Our research and development efforts are currently focused on oral, small molecule compounds to treat viral infections, and in particular, chronic infections caused by HCV and herpes zoster, also referred to as shingles, which is caused by the varicella zoster virus (“VZV”). Currently available antiviral therapies that are used to treat these and other infections have a number of therapeutic limitations, including inadequate potency, significant adverse side effects, complex and inconvenient dosing schedules and diminishing efficacy due to the emergence of drug-resistant viruses. We believe that our antiviral drug candidates have the potential to address a number of these limitations, as well as unmet medical needs in their respective intended indications. In addition to our antiviral programs, we have also licensed the rights to certain intellectual property from our MSCRAMM protein platform to Pfizer, Inc. (“Pfizer”) for the development of active vaccines to prevent staphylococcal infections.

Our lead product candidates are INX-189, a nucleotide polymerase inhibitor we are developing to treat infections caused by HCV, and FV-100, an orally available nucleoside analogue prodrug which we are developing to treat shingles (“herpes zoster”). We recently announced top-line safety and antiviral data from our Phase 1b multiple ascending dose trial in HCV genotype 1 treatment-naïve patients and top-line data from a Phase II clinical trial of FV-100 in shingles patients. Our preclinical pipeline includes other nucleotide polymerase inhibitors, or protides, which we are developing to treat infections caused by HCV. We are currently developing plans to further evaluate the safety and antiviral activity of INX-189 in a Phase 2 program that we anticipate could begin in the third quarter of 2011. We have also licensed to Pfizer the rights to use certain intellectual property for its use in the development of staphylococcal vaccines.

We have retained all worldwide rights to both INX-189 and FV-100 and intend to explore establishing strategic collaborations, partnerships and alliances that we believe can accelerate the development and commercialization of our antiviral product candidates through clinical development, manufacturing and commercialization.

Recent Developments

INX-189: In March 2011, we announced top-line safety and antiviral data from its multiple ascending dose Phase 1b clinical trial of INX-189. INX-189, dosed once-daily at 9, 25, 50 and 100 mg for seven days, demonstrated potent and dose-dependent antiviral activity with median HCV RNA reductions from baseline of 0.64, -1.00, -1.47, and -2.53 log10IU/mL, respectively. INX-189, dosed once-daily at 50 mg for one day, followed by 9 mg for six days, achieved a median HCV RNA reduction from baseline of -0.50 log10IU/mL. The median HCV RNA decline from baseline observed in patients that received placebo was -0.20 log10IU/mL. INX-189, dosed once-daily in combination with RBV for seven days at 9 mg and 25 mg, resulted in median HCV RNA reductions from baseline of -0.75 and -1.56 log10 IU/mL, respectively. The median HCV RNA decline from baseline observed in patients that received placebo and RBV was 0.04 log10IU/mL.

In addition to these median reductions in viral load, clinically meaningful decreases in alanine transaminase (ALT) levels were observed for patients receiving INX-189 at all dose levels, and no patients experienced viral breakthrough. Additional data available from the Phase 1b study indicate that INX-189 was generally well tolerated. There was one serious adverse event (atrial fibrillation) reported in a subject treated with RBV and placebo. All other reported adverse events were mild or moderate, with the most common adverse event in

INX-189 treated subjects being headache. There were no discontinuations of treatment due to adverse events and there were no adverse events related to changes in clinical laboratory evaluations or ECGs.

Our Product Candidates

The following table summarizes key information regarding our anti-infective product candidates:

		Stage of	Marketing
Drug Candidate	Indication	Development	Rights

Antivirals

INX-189	Treatment of Chronic	Clinical	Inhibitex
	Hepatitis C Infection	(Phase 1b )

HCV Nucleotide Polymerase Inhibitors	Treatment of Chronic	Preclinical	Inhibitex
Hepatitis C Infection

FV-100	Treatment of Herpes	Clinical	Inhibitex
	Zoster	(Phase 2)
(shingles)

Antibacterials

Staphylococcal Vaccines	Active Vaccine to Prevent	Clinical	Pfizer
	S. aureus infections	(Phase 1)

Aurexis	Treatment of S. aureus	Clinical	Inhibitex
	Bloodstream Infections	(Phase 2)

Our Strategy

Our goal is to become a leading biopharmaceutical company that develops differentiated products that can prevent and treat serious infections. In order to achieve this strategic goal, we intend to employ the following strategies:

•	Focus Our Resources on the Development of Our Antiviral Product Candidates. In the near-tern, we plan to focus our resources primarily on further developing INX-189, and other HCV nucleoside polymerase inhibitors, for the treatment of chronic hepatitis C, and FV-100 for the reduction of shingles-associated pain and the prevention of PHN. More specifically, we intend to:

•	Further evaluate the safety and antiviral activity of INX-189 in a Phase 2 program that we anticipate could begin in the third quarter of 2011;

•	Nominate another HCV nucleotide polymerase inhibitor for advancement into IND-enabling good laboratory practices (“GLP”) preclinical studies in 2011; and

•	Complete a full evaluation of the Phase 2 FV-100 data and post hoc analyses, conduct additional market research, including reimbursement, pricing, and competitive analyses, etc. and finalize our potential future developmental plans for FV-100.

•	Seek Strategic Collaborations to Accelerate the Development of Our Product Candidates to Optimize Economic Returns while Managing Risk. We intend to explore establishing strategic licenses and collaborations, partnerships, alliances or enter into other transactions in the future with pharmaceutical or biopharmaceutical companies with greater clinical development, manufacturing and commercialization capabilities that we believe can accelerate the development and/or commercialization of INX-189 and FV-100.

•	Continue to support our existing license and collaboration agreement with Pfizer for the development of staphylococcal vaccines as needed. In 2010, Pfizer initiated a Phase I trial of the SA3Ag vaccine, which includes intellectual property covered under our license agreement with them. Pfizer is responsible for all preclinical, clinical and commercial activities relating to the program, while we maintain intellectual property covered under the license and provide additional research support as needed.

We have not received regulatory approval to sell or market any of our current or past product candidates, nor do we currently have any commercialization capabilities. Therefore, it is possible that we may never successfully derive any commercial revenues from any of our existing or future product candidates.

Corporate Information

We were incorporated in Delaware in May 1994. Our principal executive offices are located at 9005 Westside Parkway, Alpharetta, Georgia 30009. Our telephone number is (678) 746-1100. Our website is www.inhibitex.com. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

The Offering

Common stock offered by us in this offering	11,463,415 shares (or 13,182,927 if the underwriters exercise their over-allotment option in full).

Common stock to be outstanding immediately after this offering	73,902,630 shares.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, including a Phase 2 clinical trial for INX-189, and research and development expenses related to our other development programs. See “Use of Proceeds” on page S-27 of this prospectus supplement.

NASDAQ Capital Market Symbol	“INHX”.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 62,439,215 shares outstanding as of March 31, 2011. The number of shares outstanding as of March 31, 2011, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	6,860,800 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2011 at a weighted average exercise price of $1.60 per share;

•	2,020,328 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2011; and

•	12,868,100 shares of common stock issuable upon exercise of warrants outstanding as of March 31, 2011 at a weighted average exercise price of $1.14 per share with expiration dates ranging from May 12, 2011 to September 26, 2018.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

RISK FACTORS

An investment in our securities involves a substantial risk of loss. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act, before you decide to invest in our securities. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein, including our financial statements and the notes to those statements and the information set forth under the heading “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other shareholders may not agree with.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including further development of our product candidates. Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share in this offering is substantially higher than the net tangible book value per share of common stock, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock. Based on an offering price of $4.10 per share, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $3.32 per share in the net tangible book value of our common stock. See “Dilution” on page S-28 for a more detailed discussion of the dilution you will incur in connection with this offering.

Risks Relating to our Development of our Product Candidates

All of our product candidates are in the early stages of development and their commercial viability remains subject to the successful outcome of current and future preclinical studies, clinical trials, regulatory approvals and the risks generally inherent in the development of pharmaceutical product candidates. If we are unable to successfully advance or develop our product candidates, our business will be materially harmed.

In the near-term, failure to successfully advance the development of one or more of our product candidates may have a material adverse effect on us. To date, we have not successfully developed or commercially marketed, distributed or sold any product candidates. The success of our business depends primarily upon our ability to successfully advance the development of our product candidates through preclinical studies and clinical trials, have these product candidates approved for sale by the United States Food and Drug Administration (“FDA”) or regulatory authorities in other countries, and ultimately have our product candidates successfully commercialized by us or a strategic collaborator. We cannot assure you that the results of our ongoing preclinical studies or clinical trials will support or justify the continued development of our product candidates, or that we will receive approval from the FDA, or similar regulatory authorities in other countries, to advance the development of our product candidates.

Our product candidates must satisfy rigorous regulatory standards of safety and efficacy before we can advance or complete their clinical development or they can be approved for sale. To satisfy these standards, we must engage in expensive and lengthy preclinical studies and clinical trials, develop acceptable manufacturing processes, and obtain regulatory approval of our product candidates. Despite these efforts, our product candidates may not:

•	offer therapeutic or other medical benefits over existing drugs or other product candidates in development to treat the same patient population;
•	be proven to be safe and effective in current and future preclinical studies or clinical trials;
•	have the desired effects;
•	be free from undesirable or unexpected effects;
•	meet applicable regulatory standards;
•	be capable of being formulated and manufactured in commercially suitable quantities and at an acceptable cost; or
•	be successfully commercialized by us or by collaborators.

Even if we demonstrate favorable results in preclinical studies and early-stage clinical trials, we cannot assure you that the results of late-stage clinical trials will be favorable enough to support the continued development of our product candidates. A number of companies in the pharmaceutical and biopharmaceutical industries have experienced significant delays, setbacks and failures in all stages of development, including late-stage clinical trials, even after achieving promising results in preclinical testing or early-stage clinical trials. Accordingly, results from completed preclinical studies and early-stage clinical trials of our product candidates may not be predictive of the results we may obtain in later-stage trials. Furthermore, even if the data collected from preclinical studies and clinical trials involving any of our product candidates demonstrate a satisfactory safety and efficacy profile, such results may not be sufficient to support the submission of a NDA or a Biologic License Application (“BLA”) to obtain regulatory approval from the FDA in the United States (“U.S.”) or other similar regulatory agencies in other jurisdictions, which is required to market and sell the product.

Our product candidates will require significant additional research and development efforts, the commitment of substantial financial resources, and regulatory approvals prior to advancing into further clinical development or being commercialized by us or collaborators. We cannot assure you that any of our product candidates will successfully progress through the drug development process or will result in a commercially viable product. We do not expect any of our product candidates to be commercialized by us or collaborators for at least several years.

If the actual or perceived therapeutic benefits or the safety profile of INX-189 are not equal to or better than other competing anti-viral treatments approved for sale or in clinical development, or if the dosing of INX-189 is not amenable to combination with other existing or future anti-viral therapies for the treatment of chronic hepatitis C, we may terminate the development of INX-189 at any time, or our ability to generate significant revenue from the sale of INX-189, if approved, may be limited and our potential profitability could be harmed.

We are aware of a number of companies developing various classes of direct acting antiviral product candidates for the treatment of chronic hepatitis C, some of which are of a similar class to INX-189. Many of these product candidates are further advanced in clinical development than INX-189, therefore their time to approval and commercialization may be sooner than that for INX-189. Accordingly, if at any time we believe that INX-189 may not provide meaningful therapeutic benefits, perceived or real, equal to or better than our competitor’s compounds, or we believe that INX-189 may not have as favorable a safety profile as potentially competitive compounds, or we believe INX-189 may not be amendable for use in a combination therapy with existing or future treatments for chronic hepatitis C, we may delay or terminate the future development of INX-189 at any time. We cannot provide any assurance that future preclinical studies or clinical trials of INX-189 will demonstrate any meaningful therapeutic benefits over potentially competitive compounds in development or an acceptable safety profile sufficient to justify its continued development, or whether INX-189 is amenable to combination therapy with the current standard of care or future approved antivirals for the treatment of hepatitis C.

Our product candidates may exhibit undesirable side effects when used alone or in combination with other approved pharmaceutical products or investigational new drugs, which may delay or preclude their further development or regulatory approval, or limit their use if approved.

Throughout the drug development process, we must continually demonstrate the safety and tolerability of our product candidates to obtain regulatory approval to further advance their clinical development or to market them. Even if our product candidates demonstrate biologic activity and clinical efficacy, any unacceptable adverse side effects or toxicities, when administered alone or in the presence of other pharmaceutical products, which can arise at any stage of development, may outweigh their potential benefit. In preclinical studies and clinical trials we have conducted to date, our product candidates have demonstrated an acceptable safety profile, although these studies and trials have involved a small number of subjects or patients over a limited period of time. We may observe adverse or significant adverse events or drug-drug interactions in future preclinical studies or clinical trials of these product candidates, which could result in the delay or termination of their development, prevent regulatory approval, or limit their market acceptance if they are ultimately approved.

The safety or antiviral profile of INX-189 may differ in combination therapy with other existing or future drugs used to treat chronic hepatitis C, and therefore may preclude its further development or approval, which could materially harm our business.

It is anticipated that in the future, the optimized treatment of chronic hepatitis C will involve the combination of at least two or more antiviral compounds. Accordingly, Phase 2 and Phase 3 clinical trials of other investigational direct acting antiviral agents, some similar to INX-189, are now being conducted in combination with the current standard of care. Therefore, the clinical development and commercialization pathway for INX-189, or any other product candidate we may develop in the future for the treatment of chronic hepatitis C, will likely require that it be evaluated in clinical trials in combination with other currently-approved antivirals or those still in development. Even if INX-189 demonstrates meaningful therapeutic benefits equal to or better than other similar compounds in development, an acceptable safety profile, and a dose amenable to combination therapy in Phase 2 and other future-stage clinical trials, when combined with other existing or HCV therapies, it may demonstrate unexpected side effects. We cannot assure you that INX-189 will be amenable for use in combination with existing or future antiviral HCV therapies in clinical development. Further, to evaluate INX-189 in combination therapy with other antivirals in clinical development may require us to establish collaborations, licensing arrangements or alliances with third parties. There is no assurance we will be able to enter into such arrangements on favorable terms, or at all.

The development of INX-189 in combination with other drugs may present additional risks beyond those inherent in the drug development of INX-189 administered alone.

We are developing INX-189 to treat chronic infections caused by HCV. Potential therapeutic regimens currently being tested, or anticipated to be tested in the future, include INX-189 in combination with:

•	pegylated interferon and ribavirin, which in combination are considered to be the current standard of care;

•	pegylated interferon alone;

•	ribavirin alone;

•	other yet-to-be-approved direct acting antiviral agents currently in clinical development; and

•	pegylated interferon and/or ribavirin plus one or more direct acting antiviral agents in clinical development or approved for sale in the future.

These potential therapeutic regimens and planned clinic studies of INX-189 in combination with other approved and unapproved agents are subject to regulatory, commercial, manufacturing, and other risks that may be additional to the risks of developing a product candidate that is not used in combination. Regulatory guidelines for the use of direct acting antiviral drugs are evolving in the United States, Europe, and other countries. We anticipate that regulatory guidelines and regulatory agency responses to our and our competitors’ development programs will continue to change, resulting in the risk that our activities may not meet unanticipated new standards or requirements, which could lead to delay, additional expense, or potential failure of our development activities. Our development program for INX-189 may involve the testing of it in combination with unapproved product candidates, which may increase the risk of significant adverse effects or clinical failure.

In order for us to pursue this combination strategy, we may need to engage the interest of other bio-pharmaceutical or pharmaceutical companies to do so, as we do not have another direct antiviral to combine with INX-189. Our ability to engage this interest will be impacted by other companies’ perceived need to combine with an agent such as INX-189, as well as the risk involved in combining their agent with an unapproved product candidate such as INX-189. If they establish criteria for combination that we have not yet satisfied with INX-189, we could experience difficulties or delays in pursuing such combination trials. If we are unable to combine INX-189 with other unapproved direct acting antiviral agents, our business prospects could be harmed.

There is no assurance that in future clinical studies of INX-189, where it may be dosed for longer duration or in combination with other agents, that we will be able to identify safe and tolerable doses that result in clinical benefit, as measured by the clearance of the virus and sustainability of such clearance.

Future clinical development of INX-189 is anticipated to include trials where INX-189 will be dosed for up to 12 weeks, and potentially longer, with current standard of care and/ or other approved or unapproved direct acting antivirals. The recently-completed Phase 1b study evaluated the safety, tolerability and antiviral activity of several doses of INX-189 for seven days. It is possible that the safety and tolerability of INX-189 over longer durations of treatment may be inferior to that observed at the same dose levels at a shorter duration of treatment. If the tolerability of doses of INX-189 required for long-term treatment of HCV patients is unacceptable or unfavorable relative to competitive product candidates, then the prospects for developing INX-189 as a treatment for chronic hepatitis C may be diminished, causing our business to be harmed.

If the actual or perceived therapeutic benefits of FV-100 are not sufficiently different from existing generic drugs currently used to treat shingles or reduce or prevent shingles-associated pain and PHN, we may terminate the development of FV-100 at any time, or our ability to generate significant revenue from the sale of FV-100, if approved, may be limited and our potential profitability could be harmed.

Valacyclovir, famciclovir and acyclovir are existing generic drugs currently used to treat shingles patients. Generic drugs are compounds that have no remaining patent protection, and generally have an average selling price substantially lower than drugs that are protected by patents and intellectual property rights. Unless a patented drug can differentiate itself from generic drugs treating the same condition or disease in a clinically meaningful manner, the existence of generic competition in any indication may impose significant pricing pressure on patented drugs. Accordingly, if at any time we believe that FV-100 may not provide meaningful therapeutic benefits, perceived or real, over these existing generic drugs, we may delay or terminate its future development. We cannot provide any assurance that later-stage clinical trials of FV-100 will demonstrate any meaningful therapeutic benefits over existing generic drugs sufficient to justify its continued development. Further, if we successfully develop FV-100 and it is approved for sale, we cannot assure you that any real or perceived therapeutic benefits of FV-100 over generic drugs will result in it being prescribed by physicians or commanding a price higher than the existing generic drugs.

If the results of preclinical studies or clinical trials for our product candidates, including those that are subject to existing or future license or collaboration agreements, are unfavorable or delayed, we could be delayed or precluded from the further development or commercialization of our product candidates, which could materially harm our business.

In order to further advance the development of, and ultimately receive regulatory approval to sell, our product candidates, we must conduct extensive preclinical studies and clinical trials to demonstrate their safety and efficacy to the satisfaction of the FDA or similar regulatory authorities in other countries, as the case may be. Preclinical studies and clinical trials are expensive, complex, can take many years to complete, and have highly uncertain outcomes. Delays, setbacks, or failures can occur at any time, or in any phase of preclinical or clinical testing, and can result from concerns about safety or toxicity, a lack of demonstrated efficacy or superior efficacy over other similar products that have been approved for sale or are in more advanced stages of development, poor study or trial design, and issues related to the formulation or manufacturing process of the materials used to conduct the trials. The results of prior preclinical studies or clinical trials are not necessarily predictive of the results we may observe in later stage clinical trials. In many cases, product candidates in clinical development may fail to show desired safety and efficacy characteristics despite having favorably demonstrated such characteristics in preclinical studies or earlier stage clinical trials.

In addition, we may experience numerous unforeseen events during, or as a result of, preclinical studies and the clinical trial process, which could delay or impede our ability to advance the development of, receive regulatory approval for, or commercialize our product candidates, including, but not limited to:

•	communications with the FDA, or similar regulatory authorities in different countries, regarding the scope or design of a trial or trials;
•	regulatory authorities or institutional review boards (“IRBs”) not authorizing us to commence or conduct a clinical trial at a prospective trial site;
•	enrollment in our clinical trials being delayed, or proceeding at a slower pace than we expected, because we have difficulty recruiting patients or because participants drop out of our clinical trials at a higher rate than we anticipated;
•	our third party contractors, upon whom we rely for conducting preclinical studies, clinical trials and manufacturing of our trial materials, may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;
•	having to suspend or ultimately terminate our clinical trials if participants are being exposed to unacceptable health or safety risks;
•	regulatory authorities or IRBs requiring that we hold, suspend or terminate our preclinical studies and clinical trials for various reasons, including non-compliance with regulatory requirements; and
•	the supply or quality of drug material necessary to conduct our preclinical studies or clinical trials being insufficient, inadequate or unavailable.

Even if the data collected from preclinical studies or clinical trials involving our product candidates demonstrate a satisfactory safety and efficacy profile, such results may not be sufficient to support the submission of a NDA or BLA to obtain regulatory approval from the FDA in the U.S., or other similar foreign regulatory authorities in foreign jurisdictions, which is required for us to market and sell the product.

If third party vendors upon whom we rely to conduct our preclinical studies or clinical trials do not perform or fail to comply with strict regulations, these studies or trials of our product candidates may be delayed, terminated, or fail, or we could incur significant additional expenses, which could materially harm our business.

We have limited resources dedicated to designing, conducting and managing preclinical studies and clinical trials. We have historically relied, and intend to continue to rely, on third parties, including clinical research organizations, consultants and principal investigators, to assist us in designing, managing, monitoring and conducting our preclinical studies and clinical trials. We rely on these vendors and individuals to perform many facets of the drug development process, including certain preclinical studies, the recruitment of sites and patients for participation in our clinical trials, maintenance of good relations with the clinical sites, and ensuring that these sites are conducting our trials in compliance with the trial protocol and applicable regulations. If these third parties fail to perform satisfactorily, or do not adequately fulfill their obligations under the terms of our agreements with them, we may not be able to enter into alternative arrangements without undue delay or additional expenditures, and therefore the preclinical studies and clinical trials of our product candidates may be delayed or prove unsuccessful. Further, the FDA may inspect some of the clinical sites participating in our clinical trials in the U.S., or our third-party vendors’ sites, to determine if our clinical trials are being conducted according to Good Clinical Practice (“GCP”) regulations. If we or the FDA determine that our third-party vendors are not in compliance with, or have not conducted our clinical trials according to, applicable regulations we may be forced to delay, repeat or terminate such clinical trials.

We have limited capacity for recruiting and managing clinical trials, which could impair our timing to initiate or complete clinical trials of our product candidates and materially harm our business.

We have limited capacity to recruit and manage the clinical trials necessary to obtain FDA approval or approval by other regulatory authorities. By contrast, larger pharmaceutical and bio-pharmaceutical companies often have substantial staffs with extensive experience in conducting clinical trials with multiple product candidates across multiple indications. In addition, they may have greater financial resources to compete for the same clinical investigators and patients that we are attempting to recruit for our clinical trials. As a result, we may be at a competitive disadvantage that could delay the initiation, recruitment, timing and completion of our clinical trials and obtaining regulatory approvals, if at all, for our product candidates.

We and our collaborators must comply with extensive government regulations in order to advance our product candidates through the development process and ultimately obtain and maintain marketing approval for our products in the U.S. and abroad.

Product candidates that we or our collaborators are developing require regulatory approval to advance through clinical development and to ultimately be marketed and sold, and are subject to extensive and rigorous domestic and foreign government regulation. In the U.S., the FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of pharmaceutical and biopharmaceutical products. Our product candidates are also subject to similar regulation by foreign governments to the extent we seek to develop or market them in those countries. We, or our collaborators, must provide the FDA and foreign regulatory authorities, if applicable, with preclinical and clinical data, as well as data supporting an acceptable manufacturing process, that appropriately demonstrate our product candidates’ safety and efficacy before they can be approved for the targeted indications. None of our product candidates has been approved for sale in the U.S. or any foreign market, and we cannot predict whether we or our collaborators will obtain regulatory approval for any product candidate we are developing or plan to develop. The regulatory review and approval process can take many years, is dependent upon the type, complexity, novelty of, and medical need for the product candidate, requires the expenditure of substantial resources, and involves post-marketing surveillance and vigilance and ongoing requirements for post-marketing studies or Phase 4 clinical trials. In addition, we or our collaborators may encounter delays in, or fail to gain, regulatory approval for our product candidates based upon additional governmental regulation resulting from future legislative, administrative action or changes in FDA policy or interpretation during the period of product development. Delays or failures in obtaining regulatory approval to advance our product candidates through clinical development, and ultimately commercialize them, may:

•	adversely impact our ability to raise sufficient capital to fund the development of the program candidates;
•	adversely affect our ability to further develop or commercialize any of our product candidates;
•	diminish any competitive advantages that we or our collaborators may have or attain; and
•	adversely affect the receipt of potential milestone payments and royalties from the sale of our products or product revenues.

Furthermore, any regulatory approvals, if granted, may later be withdrawn. If we or our collaborators fail to comply with applicable regulatory requirements at any time, or if post-approval safety concerns arise, we or our collaborators may be subject to restrictions or a number of actions, including:

•	delays, suspension or termination of clinical trials related to our products;
•	refusal by regulatory authorities to review pending applications or supplements to approved applications;
•	product recalls or seizures;
•	suspension of manufacturing;
•	withdrawals of previously approved marketing applications; and
•	fines, civil penalties and criminal prosecutions.

Additionally, at any time we or our collaborators may voluntarily suspend or terminate the preclinical or clinical development of a product candidate, or withdraw any approved product from the market, if we believe that it may pose an unacceptable safety risk to patients, or if the product candidate or approved product no longer meets our business objectives. The ability to develop or market a pharmaceutical product outside of the U.S. is contingent upon receiving appropriate authorization from the respective foreign regulatory authorities. Foreign regulatory approval processes typically include many, if not all, of the risks and requirements associated with the FDA regulatory process for drug development and may include additional risks.

We have limited experience in the development of small molecule antiviral product candidates and therefore may encounter difficulties developing our product candidates or managing our operations in the future.

Our two lead antiviral product candidates, INX-189 and FV-100, are chemical compounds, also referred to as small molecules. We have limited experience in the discovery, development and manufacturing of these small molecule antiviral compounds. In order to successfully develop these product candidates, we must continuously supplement our research, clinical development, regulatory, medicinal chemistry, virology and manufacturing capabilities through the addition of key employees, consultants or third-party contractors to provide certain capabilities and skill sets that we do not possess. We cannot assure you that we will be able to attract or retain such qualified employees, consultants or third-party contractors with appropriate small molecule antiviral drug development experience. In the event we cannot attract such capabilities or successfully develop or manage our antiviral pipeline, our business could be materially harmed.

If we are unable to retain or attract key employees, advisors or consultants, we may be unable to successfully develop our product candidates in a timely manner, if at all, or otherwise manage our business effectively.

We have adopted an operating model that largely relies on the outsourcing of a number of responsibilities and key activities to third-party consultants and contract research and manufacturing organizations in order to advance the development of our product candidates. Therefore, our success depends in part on our ability to retain highly qualified key management, personnel and directors to develop, implement and execute our business strategy, operate the company and oversee the activities of our consultants and contractors, as well as academic and corporate advisors or consultants to assist us in this regard. We are currently highly dependent upon the efforts of our management team. In order to develop our product candidates, we need to retain or attract certain personnel, consultants or advisors with experience in a number of disciplines, including research and development, clinical trials, medical matters, government regulation of pharmaceuticals, manufacturing, formulation and chemistry, business development, accounting, finance, human resources and information systems. Although we have not experienced material difficulties in retaining key personnel in the past, we may not be able to continue to do so in the future on acceptable terms, if at all. If we lose any key managers or employees, or are unable to attract and retain qualified key personnel, directors, advisors or consultants, the development of our product candidates could be delayed or terminated and our business may be harmed.

If third-party contract manufacturers upon whom we rely to formulate and manufacture our product candidates do not perform, fail to manufacture according to our specifications or fail to comply with strict regulations, our preclinical studies or clinical trials could be adversely affected and the development of our product candidates could be delayed or terminated or we could incur significant additional expenses.

We do not own or operate any manufacturing facilities. We have historically contracted with third-party contract manufacturers and organizations to formulate and manufacture the preclinical and clinical materials we use to test our product candidates in development. We intend to continue to rely on third-party contractors, at least for the foreseeable future, to formulate and manufacture these preclinical and clinical materials. Our reliance on third-party contract manufacturers exposes us to a number of risks, any of which could delay or prevent the completion of our preclinical studies or clinical trials, or the regulatory approval or commercialization of our product candidates, result in higher costs, or deprive us of potential product revenues. Some of these risks include:

•	our third-party contractors failing to develop an acceptable formulation to support later-stage clinical trials for, or the commercialization of, our product candidates;

•	our contract manufacturers failing to manufacture our product candidates according to their own standards, our specifications, current good manufacturing practices (“cGMPs”) or otherwise manufacturing material that we or the FDA may deem to be unsuitable in our clinical trials;
•	our contract manufacturers being unable to increase the scale of, increase the capacity for, or reformulate the form of our product candidates. We may experience a shortage in supply, or the cost to manufacture our products may increase to the point where it adversely affects the cost of our product candidates. We cannot assure you that our contract manufacturers will be able to manufacture our products at a suitable scale, or we will be able to find alternative manufacturers acceptable to us that can do so;
•	our contract manufacturers placing a priority on the manufacture of their own products, or other customers’ products;
•	our contract manufacturers failing to perform as agreed or not remain in the contract manufacturing business; and
•	our contract manufacturers’ plants being closed as a result of regulatory sanctions or a natural disaster.

Manufacturers of pharmaceutical products are subject to ongoing periodic inspections by the FDA, the U.S. Drug Enforcement Administration (“DEA”) and corresponding state and foreign agencies to ensure strict compliance with FDA-mandated cGMPs, other government regulations and corresponding foreign standards. While we are obligated to audit their performance, we do not have control over our third-party contract manufacturers’ compliance with these regulations and standards. Failure by our third-party manufacturers, or us, to comply with applicable regulations could result in sanctions being imposed on us or the drug manufacturer from the production of other third-party products. These sanctions may include fines, injunctions, civil penalties, failure of the government to grant pre-market approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business.

In the event that we need to change our third-party contract manufacturers, our preclinical studies, clinical trials or the commercialization of our product candidates could be delayed, adversely affected or terminated, or such a change may result in significantly higher costs.

Due to regulatory restrictions inherent in an IND, NDA or BLA, various steps in the manufacture of our product candidates may need to be sole-sourced. In accordance with cGMPs, changing manufacturers may require the re-validation of manufacturing processes and procedures, and may require further preclinical studies or clinical trials to show comparability between the materials produced by different manufacturers. Changing our current or future contract manufacturers may be difficult for us and could be costly, which could result in our inability to manufacture our product candidates for an extended period of time and therefore a delay in the development of our product candidates. Further, in order to maintain our development time lines in the event of a change in our third-party contract manufacturer, we may incur significantly higher costs to manufacture our product candidates.

Our industry is highly competitive and subject to rapid technological changes. As a result, we may be unable to compete successfully or develop innovative products, which could harm our business.

Our industry is highly competitive and characterized by rapid technological change. Key competitive factors in our industry include, among others, the ability to successfully advance the development of a product candidate through preclinical and clinical trials; the efficacy, toxicological, safety, resistance or cross-resistance, and dosing profile of a product or product candidate; the timing and scope of regulatory approvals, if ever achieved; reimbursement rates for and the average selling price of competing products and pharmaceutical products in general; the availability of raw materials and qualified contract manufacturing and manufacturing capacity; manufacturing costs; establishing and maintaining intellectual property and patent rights and their protection; and sales and marketing capabilities. If ultimately approved, INX-189 or FV-100, or any other product candidate we may develop, would compete against existing therapies or other product candidates in various stages of clinical development that we believe may potentially become available in the future for the treatment of chronic hepatitis C, shingles-associated pain and the prevention of staphylococcal infections.

Some of the large pharmaceutical companies that currently market products that would compete with our product candidates, if approved, include, but are not limited to: Merck and Roche in the hepatitis C market and GlaxoSmithKline and Merck in the shingles market.

In addition to existing therapies, there are many other pharmaceutical and biopharmaceutical companies developing numerous direct acting antiviral product candidates across various classes for the treatment for chronic hepatitis C, including, but not limited to, Abbott, Achillion, Anadys, Bristol Myers Squibb, Gilead, Idenix, Pfizer, Johnson & Johnson, Pharmasset and Vertex, which may compete with INX-189 or any other HCV nucleotide polymerase inhibitor we may develop in the future. Most of the product candidates being developed by these companies, and in particular those that belong to the class of compounds referred to as protease inhibitors, are further advanced in their clinical development than INX-189. Further, Pharmasset and Idenix are developing nucleotide analogues, which are similar to the approach we are using for INX-189. Moreover, their lead nucleotide analogues have advanced further in clinical development and are currently in Phase 2 clinical trials.

While there are many direct acting antivirals in various stages of clinical development, none has yet to be approved for sale by the FDA or the European Medicines Agency (“EMEA”). However, it is widely anticipated that one or two protease inhibitors may be approved for sale by the FDA in 2011. Accordingly, the competitive landscape for the treatment of chronic hepatitis C is expected to be highly dynamic over the next five to ten years. In order to compete effectively in this market in the future, we believe a direct acting antiviral will need to demonstrate a favorable toxicity profile, sufficient potency across most or all HCV genotypes, high resistance barriers, and be amenable to combination with other direct acting antivirals in a low fixed oral dose.

Developing pharmaceutical product candidates is a highly competitive, expensive and risky activity with a long business cycle. Many organizations, including the large pharmaceutical and biopharmaceutical companies that have existing products on the market or in clinical development that could compete with INX-189 or FV-100 have substantially more resources than we have, and much greater capabilities and experience than we have in research and discovery, designing and conducting preclinical studies and clinical trials, operating in a highly regulated environment, manufacturing drug substances and drug products, and marketing and sales. Our competitors may be more successful than we are in obtaining FDA or other regulatory approvals for their product candidates and achieving broad market acceptance once they are approved. Our competitors’ drugs or product candidates may be more effective, have fewer negative side effects, be more convenient to administer, have a more favorable resistance profile, or be more effectively marketed and sold than any drug we, or our potential collaborators, may develop or commercialize. New drugs or classes of drugs from competitors may render our product candidates obsolete or non-competitive before we are able to successfully develop them or, if approved, before we can recover the expenses of developing and commercializing them. We anticipate that we or our collaborators will face intense and increasing competition as new drugs and drug classes enter the market and advanced technologies or new drug targets become available. If our product candidates do not demonstrate any competitive advantages over existing drugs, new drugs or product candidates, we or our future collaborators may terminate the development or commercialization of our product candidates at any time.

We anticipate that our product candidates, and in particular FV-100 if successfully developed and approved, will compete directly or indirectly with existing generic drugs. Generic drugs are drugs whose patent protection has expired, and generally have an average selling price substantially lower than drugs protected by intellectual property rights. Unless a patented drug can differentiate itself from a generic drug in a meaningful manner, the existence of generic competition in any indication may impose significant pricing pressure on competing patented drugs.

We also face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biopharmaceutical companies, and for attracting investigators and clinical sites capable of conducting our preclinical studies and clinical trials. These competitors, either alone or with their collaborators, may succeed in developing technologies or products that are safer, more effective, less expensive or easier to administer than ours. Accordingly, our competitors may succeed in obtaining FDA or other regulatory approvals for their product candidates more rapidly than we can. Companies that can complete clinical trials, obtain required regulatory approvals and commercialize their products before their competitors may achieve a significant competitive advantage, including certain patent and FDA marketing exclusivity rights that could delay the ability of competitors to market certain products. We cannot assure you that product candidates resulting from our research and development efforts, or from joint efforts with our collaborators, will be able to compete successfully with our competitors’ existing products or products under development.

Our research and development efforts may not result in additional HCV product candidates being discovered, which could limit our ability to generate revenues in the future.

Our research and development efforts may not lead to the discovery and development of any additional product candidates that would be suitable for further preclinical or clinical development to treat HCV. The development of additional HCV product candidates requires significant research and preclinical studies as well as a substantial commitment of resources. Many lead compounds that appear promising in preclinical studies fail to progress to become product candidates in clinical trials. There is a great deal of uncertainty inherent in the research and development process and, as a consequence, in our ability to advance the development of other promising HCV product candidates.

Our sponsored research with academic and commercial institutions may be subject to restriction and change, which could harm our ability to discover new HCV polymerase inhibitors.

We expect to continue to collaborate with chemists and biologists at academic and commercial institutions that assist us in our research and preclinical development efforts of HCV nucleotide polymerase inhibitors. Some of our product candidates were discovered with the research assistance of these chemists and biologists. Most of the scientists who have contributed to the discovery of our product candidates are not our employees and are employed by other institutions that may have other commitments or may elect not to contract with us in the future, which would limit their future availability to us.

We do not have significant internal drug discovery capabilities, and therefore we are primarily dependent on in-licensing or acquiring development programs from third parties in order to obtain additional product candidates.

We are currently focused on developing additional HCV nucleoside polymerase inhibitor compounds. If in the future we decide to further expand our pipeline, we will be largely dependent on in-licensing or acquiring product candidates as we do not have significant internal discovery capabilities at this time. Accordingly, in order to generate and expand our development pipeline, we have relied, and will continue to rely, on obtaining discoveries, new technologies, intellectual property and product candidates from third parties through sponsored research, in-licensing arrangements or acquisitions. We may face substantial competition from other biotechnology and pharmaceutical companies, many of which may have greater resources than we have, in obtaining these in-licensing, sponsored research or acquisition opportunities. Additional in-licensing or acquisition opportunities may not be available to us on terms we find acceptable, if at all. In-licensed compounds that appear promising in research or in preclinical studies may fail to progress into further preclinical studies or clinical trials. Our research and development efforts may not lead to the nomination of any additional product candidates that would be suitable for further preclinical or clinical development. The discovery of additional product candidates requires significant time, as well as a substantial commitment of personnel and financial resources. There is a great deal of uncertainty inherent in our research efforts and as a consequence our ability to expand our development pipeline with additional product candidates may not be successful.

If a product liability claim is successfully brought against us for uninsured liabilities, or such claim exceeds our insurance coverage, we could be forced to pay substantial damage awards that could materially harm our business.

The use of any of our existing or future product candidates in clinical trials and the sale of any approved pharmaceutical products may expose us to significant product liability claims. We currently have product liability insurance coverage for our clinical trials in the amount of $5.0 million. Such insurance coverage may not protect us against any or all of the product liability claims that may be brought against us in the future. We may not be able to acquire or maintain adequate product liability insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect us against potential losses. In the event a product liability claim is brought against us, we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us. In the event any of our product candidates are approved for sale by the FDA and commercialized, we may need to substantially increase the amount of our product liability coverage. Defending any product liability claim or claims could require us to expend significant financial and managerial resources, which could have an adverse effect on our business.

If our use of hazardous materials results in contamination or injury, we could suffer significant financial loss.

Our research activities involve the controlled use of certain hazardous materials and medical waste. Notwithstanding the regulations controlling the use and disposal of these materials, as well as the safety procedures we undertake, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or environmental discharge or exposure, we may be held liable for any resulting damages, which may exceed our financial resources and have an adverse effect on our business.

Risks Relating to the Commercialization of our Product Candidates

We may delay or terminate the development of a product candidate at any time if we believe the perceived market or commercial opportunity does not justify further investment, which could materially harm our business.

Even if the results of preclinical studies and clinical trials that we have conducted to-date or may conduct in the future support further development of one or more of our product candidates, we may delay, suspend or terminate the future development of a product candidate at any time for strategic, business, financial or other reasons, including the determination or belief that the emerging profile of the product candidate is such that it may not receive FDA approval, gain meaningful market acceptance, generate a significant return to shareholders, or otherwise provide any competitive advantages in its intended indication or market.

If we fail to enter into collaborations, license agreements or other transactions with third parties to accelerate the development of our product candidates, we will bear the risk of developmental failure.

We plan to seek out-licensing opportunities as a way to accelerate the development of any of our product candidates. There is no guarantee that we will enter into a future transaction on favorable terms, or at all, or that discussions will initiate or progress on our desired timelines. Completing transactions of this nature is difficult and time-consuming. Potentially interested parties may decline to re-engage or may terminate discussions based upon their assessment of our competitive, financial, regulatory or intellectual property position or for any other reason. Furthermore, we may choose to defer consummating a transaction relating to any of our product candidates until additional clinical data is obtained. If we decide do not actively pursue a transaction until we have additional clinical data, we and our stockholders will bear the risk that our product candidate fails prior to any future transaction.

If we fail to enter into or maintain collaborations or other sales, marketing and distribution arrangements with third parties to commercialize our product candidates, or otherwise fail to establish marketing and sales capabilities, we may not be able to successfully commercialize our products.

We currently have no infrastructure to support the commercialization of any of our product candidates, and have little, if any, experience in the commercialization of pharmaceutical products. Therefore, if our product candidates are successfully developed and ultimately approved for sale, our future profitability will depend largely on our ability to access or develop suitable marketing and sales capabilities. We anticipate that we will need to establish relationships with other companies, through license and collaborations agreements, to commercialize our product candidates in the U.S. and in other countries around the world. To the extent that we enter into these license and collaboration agreements, or marketing and sales arrangements with other companies to sell, promote or market our products in the U.S. or abroad, our product revenues, which may be in the form of indirect revenue, a royalty, or a split of profits, will depend largely on their efforts, which may not be successful. In the event we develop a sales force and marketing capabilities, this may result in us incurring significant costs before the time that we may generate any significant product revenues. We may not be able to attract and retain qualified third parties or marketing or sales personnel, or be able to establish marketing capabilities or an effective sales force.

If government and third party payers fail to provide adequate reimbursement or coverage for our products or those we develop through collaborations, our revenues and potential for profitability will be harmed.

In the U.S. and most foreign markets, our product revenues, and therefore the inherent value of our product candidates, will depend largely upon the reimbursement rates established by third-party payers for such product candidates or products. Such third-party payers include government health administration authorities, managed-care organizations, private health insurers and other similar organizations. These third-party payers are increasingly challenging the price and examining the cost effectiveness of medical products, services and pharmaceuticals. In addition, significant uncertainty exists as to the reimbursement status, if any, of newly approved drugs or pharmaceutical products. Further, the comparative effectiveness of new compounds over existing therapies and the assessment of other non-clinical outcomes are increasingly being considered in the decision by these payers to establish reimbursement rates. We may also need to conduct post-marketing clinical trials in order to demonstrate the cost-effectiveness of our products. Such studies may require us to commit a significant amount of management time and financial resources. We cannot assure you that any products we successfully develop will be reimbursed in part, or at all, by any third-party payers in any countries.

Domestic and foreign governments continue to propose legislation designed to expand the coverage, yet reduce the cost, of healthcare, including pharmaceutical drugs. In some foreign markets, governmental agencies control prescription drugs’ pricing and profitability. In the U.S., significant changes in federal health care policy have been recently approved and will mostly likely result in reduced reimbursement rates in the future. We expect that there will continue to be federal and state proposals to implement more governmental control over reimbursement rates of pharmaceutical products. In addition, we expect that increasing emphasis on managed care and government intervention in the U.S. healthcare system will continue to put downward pressure on the pricing of pharmaceutical products domestically. Cost control initiatives could decrease the price that we receive for any of our product candidates that may be approved for sale in the future, which would limit our revenues and profitability. Accordingly, legislation and regulations affecting the pricing of pharmaceutical products may change before our product candidates are approved for sale, which could further limit or eliminate reimbursement rates for our product candidates. Further, pressure from social activist groups, whose goal it is to reduce the cost of drugs, particularly in less developed nations, may also place downward pressure on the price of drugs, which could result in downward pressure on the prices of our products in the absence of generic competition.

If any product candidates that we develop independently or through collaborations are approved but do not gain meaningful acceptance in their intended markets, we are not likely to generate significant revenues or become profitable.

Even if our product candidates are successfully developed and we or a collaborator obtain the requisite regulatory approvals to commercialize them in the future, they may not gain market acceptance or utilization among physicians, patients or third party payers. The degree of market acceptance that any of our product candidates may achieve will depend on a number of factors, including:

•	the therapeutic efficacy or perceived benefit of the product relative to existing therapies, if they exist;
•	the timing of market approval and the existing market for competitive drugs;
•	the level of reimbursement provided by payers to cover the cost of the product to patients;
•	the net cost of the product to the user or payer;
•	the convenience and ease of administration of our product;
•	the product’s potential advantages over existing or alternative therapies;
•	the actual or perceived safety of similar classes of products;

•	the actual or perceived existence, prevalence and severity of negative side effects;
•	the effectiveness of sales, marketing and distribution capabilities; and
•	the scope of the product label approved by the FDA.

There can be no assurance that physicians will choose to prescribe or administer our products, if approved, to the intended patient population. If our products do not achieve meaningful market acceptance, or if the market for our products proves to be smaller than anticipated, we may not generate significant revenues or ever become profitable.

Even if we or a collaborator achieve market acceptance for our products, we may experience downward pricing pressure on the price of our products due to social or political pressure to lower the cost of drugs, which would reduce our revenue and future profitability.

Pressure from social activist groups and future government regulations, whose goal it is to reduce the cost of drugs, also may put downward pressure on the price of drugs, which could result in downward pressure on the prices of our products in the future.

We may be unable to successfully develop a product candidate that is the subject of collaboration if our collaborator does not perform, terminates our agreement or delays the development of our product candidate.

We expect to continue to enter into and rely on license and collaboration agreements or other business arrangements with third parties to further develop and/or commercialize our existing and future product candidates. Such collaborators or partners may not perform as agreed upon or anticipated, fail to comply with strict regulations, or elect to delay or terminate their efforts in developing or commercializing our product candidates even though we have met our obligations under the arrangement. For example, if an existing or future collaborator does not devote sufficient time and resources to our collaboration arrangement, we may not realize the full potential benefits of the arrangement, and our results of operations may be adversely affected.

A majority of the potential revenue from existing and future collaborations will likely consist of contingent payments, such as payments for achieving development or regulatory milestones and royalties payable on the sales of approved products. The milestone and royalty revenues that we may receive under these collaborations will depend primarily upon our collaborator’s ability to successfully develop and commercialize our product candidates. In addition, our collaborators may decide to enter into arrangements with third parties to commercialize products developed under our existing or future collaborations using our technologies, which could reduce the milestone and royalty revenue that we may receive, if any. In many cases, we will not be directly involved in the development or commercialization of our product candidates and, accordingly, will depend entirely on our collaborators. Our collaboration partners may fail to develop or effectively commercialize our product candidates because they:

•	do not allocate the necessary resources due to internal constraints, such as limited personnel with the requisite scientific expertise, limited capital resources, or the belief that other product candidates or other internal programs may have a higher likelihood of obtaining regulatory approval or may potentially generate a greater return on investment;
•	do not have sufficient resources necessary to fully support the product candidate through clinical development, regulatory approval and commercialization;
•	are unable to obtain the necessary regulatory approvals;
•	re-evaluate the importance and their support for developing our product candidate pipeline due to a change in management, business operations or financial strategy.

In addition, a collaborator may decide to pursue the development of a competitive product candidate developed outside of our collaboration with them. Conflicts may also arise if there is a dispute about the progress of, or other activities related to, the clinical development or commercialization of a product candidate, the achievement and payment of a milestone amount, the ownership of intellectual property that is developed during the course of the collaborative arrangement, or other licensing agreement terms. If a collaboration partner fails to develop or effectively commercialize our product candidates for any of these reasons, we may not be able to replace them with another partner willing to develop and commercialize our product candidates under similar terms, if at all. Similarly, we may disagree with a collaborator as to which party owns newly or jointly-developed intellectual property. Should an agreement be revised or terminated as a result of a dispute and before we have realized the anticipated benefits of the collaboration, we may not be able to obtain certain development support or revenues that we anticipated receiving. We may also be unable to obtain, on terms acceptable to us, a license from such collaboration partner to any of its intellectual property that may be necessary or useful for us to continue to develop and commercialize the product candidate. We cannot assure you that any product candidates will emerge from our relationships with Pfizer or any other future collaboration agreements we may enter into for any of our product candidates.

If we are unable to adequately protect or expand our intellectual property related to our current or future product candidates, our business prospects could be harmed.

Our success depends in part on our ability to:

•	obtain and maintain intellectual property rights;
•	protect our trade secrets; and
•	prevent others from infringing on our proprietary rights or patents.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. The patent position of pharmaceutical and biopharmaceutical companies involves complex legal and factual questions, and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce our patents or proprietary rights. Therefore, any issued patents that we own or otherwise have intellectual property rights to may be challenged, invalidated or circumvented, and may not provide us with the protection against competitors that we anticipate.

The degree of future protection for our proprietary intellectual property rights is uncertain because issued patents and other legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. Our future patent position will be influenced by the following factors:

•	we or our licensors may not have been the first to discover the inventions covered by each of our or our licensors’ pending patent applications and issued patents, and we may have to engage in expensive and protracted interference proceedings to determine priority of invention;
•	our or our licensors’ pending patent applications may not result in issued patents;
•	our or our licensors’ issued patents may not provide a basis for commercially viable products, may not provide us with any competitive advantages, or may be challenged by third parties; and
•	third parties may develop intellectual property around our or our licensors’ patent claims to design competitive intellectual property and ultimately product candidates that fall outside the scope of our or our licensors’ patents.

Because of the extensive time required for the development, testing and regulatory review and approval of a product candidate, it is possible that before any of our product candidates can be approved for sale and commercialized, our relevant patent rights may expire, or such patent rights may remain in force for only a short period following approval and commercialization. Patent expiration could adversely affect our ability to protect future product development and, consequently, our operating results and financial position. Also, patent rights may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the U.S. and those countries may lack adequate rules and procedures for defending our intellectual property rights. For example, we may not be able to prevent a third party from infringing our patents in a country that does not recognize or enforce patent rights, or that imposes compulsory licenses on or restricts the prices of life-saving drugs. Changes in either patent laws or in interpretations of patent laws in the U.S. and other countries may diminish the value of our intellectual property.

We may not develop or obtain rights to products or processes that are patentable. Even if we or our licensors do obtain patents, such patents may not adequately protect the products or technologies we own or have licensed, or otherwise be limited in scope. In addition, we may not have total control over the patent prosecution of subject matter that we license from others. Accordingly, we may be unable to exercise the same degree of control over this intellectual property as we would over our own. Others may challenge, seek to invalidate, infringe or circumvent any pending or issued patents we own or license, and rights we receive under those issued patents may not provide competitive advantages to us. We cannot assure you as to the degree of protection that will be afforded by any of our issued or pending patents, or those licensed by us.

If a third party claims we are infringing on its intellectual property rights, we could incur significant expenses, or be prevented from further developing or commercializing our product candidates.

Our success will also depend on our ability to operate without infringing the patents and other proprietary intellectual property rights of third parties. This is generally referred to as having the “freedom to operate.” The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of intellectual property claims interference proceedings and related legal and administrative proceedings, both in the U.S. and internationally, involve complex legal and factual questions. As a result, such proceedings are lengthy, costly and time-consuming and their outcome is highly uncertain. We may become involved in protracted and expensive litigation in order to determine the enforceability, scope and validity of the proprietary rights of others, or to determine whether we have the freedom to operate with respect to the intellectual property rights of others.

Patent applications in the U.S. are, in most cases, maintained in secrecy until approximately 18 months after the patent application is filed. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Therefore, patent applications relating to products similar to our product candidates may have already been filed by others without our knowledge. In the event that a third party has also filed a patent application covering our product candidate or other claims, we may have to participate in an adversarial proceeding, known as an interference proceeding, in the U.S. Patent and Trademark Officer, or the USPTO, or similar proceedings in other countries, to determine the priority of invention. In the event an infringement claim is brought against us, we may be required to pay substantial legal fees and other expenses to defend such a claim and, if we are unsuccessful in defending the claim, we may be prevented from pursuing the development and commercialization of a product candidate and may be subject to injunctions and/or damage awards.

We are aware of other companies that have filed patent applications with respect to other nucleotide polymerase inhibitors to treat chronic hepatitis C in the U.S. and other countries. In the future, the USPTO or a foreign patent office may grant patent rights to our product candidates or other claims to third parties. Subject to the issuance of these future patents, the claims of which will be unknown until issued, we may need to obtain a license or sublicense to these rights in order to have the appropriate freedom to further develop or commercialize them. Any required licenses may not be available to us on acceptable terms, if at all. If we need to obtain such licenses or sublicenses, but are unable to do so, we could encounter delays in the development of our product candidates, or be prevented from developing, manufacturing and commercializing our product candidates at all. If it is determined that we have infringed an issued patent and do not have the freedom to operate, we could be subject to injunctions, and/or compelled to pay significant damages, including punitive damages. In cases where we have in-licensed intellectual property, our failure to comply with the terms and conditions of such agreements could harm our business.

It is becoming common for third parties to challenge patent claims on any successful product candidate or approved drug. If we or our collaborators become involved in any patent litigation, interference or other legal proceedings, we could incur substantial expense, and the efforts of our technical and management personnel will be significantly diverted. A negative outcome of such litigation or proceedings may expose us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties on commercially acceptable terms, if at all. We may be restricted or prevented from developing, manufacturing and selling our product candidates in the event of an adverse determination in a judicial or administrative proceeding, or if we fail to obtain necessary licenses.

We cannot be sure that any patents will be issued or that patents licensed to us will be issued from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that patents issued or licensed to us will be of any commercial value, or that private parties or competitors will not successfully challenge these patents or circumvent our patent position in the U.S. or abroad. In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is obtainable, or prior to us filing patent applications on inventions we may make from time to time. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party. Enforcing a claim that a third-party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Risks Related to Owning Our Common Stock

We have experienced operating losses since our inception. We expect to continue to incur such losses for the foreseeable future and we may never become profitable.

Since inception (May 13, 1994) and through December 31, 2010, we have incurred a cumulative deficit of approximately $268 million. Our losses to date have resulted principally from:

•	costs related to supporting our research programs and the preclinical and clinical development of our product candidates; and
•	general and administrative costs relating to supporting our operations.

We anticipate incurring losses from operations for the foreseeable future, as we plan to continue to conduct research, preclinical studies and conduct extensive and expensive clinical trials for our product candidates. We cannot assure you that we will ever generate direct or royalty revenue from the sale of products, or ever become profitable.

Our revenues, expenses and results of operations may be subject to significant fluctuations, which will make it difficult to compare our operating results from period to period.

Until we, or a collaborator, have successfully developed one of our product candidates, we expect that substantially all of our revenue will result from payments we receive under collaborative arrangements or license agreements where we grant others the right to use our intellectual property or know-how. We may not be able to generate additional revenues under existing or future collaborative agreements. Furthermore, payments potentially due to us under our existing or any future collaborative arrangements, including any milestone and up-front payments, are intermittent in nature and are subject to significant fluctuation in both timing and amount, or may never be earned or paid. Further, our existing collaboration arrangement and most likely, any future collaborations allow our partner to terminate the agreement on relatively short notice. Our quarterly and annual operating costs and revenues may become highly volatile, and comparisons to previous periods may be difficult to make. Therefore, our historical and current revenues may not be indicative of our ability to achieve additional payment-generating milestones or events in the future. We expect that our operating results will also vary significantly from quarter to quarter and year to year as a result of the initiation, success or failure of preclinical studies or clinical trials, the timing of the formulation and manufacture of our product candidates, or other development related factors. Accordingly, our revenues and results of operations for any period may not be comparable to the revenues or results of operations for any other period.

The reporting requirements of being a publicly-traded company increase our overall operating costs and subject us to increased regulatory risk.

As a publicly-traded company in the U.S., we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the listing requirements of the NASDAQ Stock Market LLC. Section 404 of the Sarbanes-Oxley Act requires that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to assess the effectiveness of our internal control over financial reporting and our independent auditor will perform their own assessment on our internal control over financial reporting. This testing is expensive and requires the attention of our limited management resources. The various financial reporting, legal, corporate governance and other obligations associated with being a publicly-traded company require us to incur significant expenditures and place additional demands on our board of directors and executive officers, as well as other administrative, operational, and financial resources. If we are unable to comply with these requirements in a timely and effective manner, we and/or our executive officers may be subject to sanctions by the SEC, and our ability to raise additional funds in the future maybe impaired and ultimately affects our business. We will continue to incur additional expenses as a result of being a publicly-traded company.

In order to develop our product candidates and support our operations beyond 15 months from December 31, 2010 and continue as a going concern, we expect that we will need to raise additional capital. Such capital may not be available to us on acceptable terms, if at all, which could materially harm our business and business prospects.

We anticipate that our existing cash and cash equivalents and short-term investments on hand as of December 31, 2010, together with proceeds we expect to receive from our existing license and collaboration agreement will enable us to operate for approximately 15 months. This estimate does not include the direct costs associated with continuing the clinical development of INX-189 beyond the recently-completed Phase 1b clinical trial or FV-100 beyond the recently completed Phase 2 trial or the impact of any other significant transaction or change in strategy or development plans in the future. We currently do not have any commitments for future funding, nor do we anticipate that we will generate significant revenue from the sale of any products in the foreseeable future. Therefore, in order to meet our anticipated liquidity needs beyond 15 months to continue the development of our product candidates, or possibly sooner in the event we enter into other transactions or change our strategy or accelerate our development plans, we will need to secure additional capital. If we do not raise additional capital in the short term and continue with our development plans our liquidity guidance may be less than 15 months. We would expect to fund the company primarily through the sale of additional common stock or other equity securities, as well as through proceeds from licensing agreements, strategic collaborations, forms of debt financing, or any other financing vehicle. Funds from these sources may not be available to us on acceptable terms, if at all, and our failure to raise such funds could have a material adverse impact on our future business strategy, plans, financial condition and results of operations. If adequate funds are not available to us on acceptable terms in the future, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development programs, or delay or curtail our preclinical studies and clinical trials. If additional capital is not available to us on acceptable terms, we may need to obtain funds through license agreements, or collaborative or partner arrangements pursuant to which we will likely relinquish rights to certain product candidates that we might otherwise choose to develop or commercialize independently, or be forced to enter into such arrangements earlier than we would prefer, which would likely result in less favorable transaction terms. Additional equity financings may be dilutive to holders of our common stock, and debt financing, if available, may involve significant payment obligations and restrictive covenants that restrict how we operate our business.

The timing and extent of our future financing needs will depend on many factors, some of which are very difficult to predict and others that may be beyond our control, including:

•	our clinical development plans for INX-189, FV-100 and any of our product candidates, or any changes in our strategy;
•	the variability, timing and costs associated with conducting clinical trials, the rate of enrollment in such clinical trials and the results of these clinical trials;
•	the variability, timing and costs associated with conducting preclinical studies, and the results of these studies;
•	the cost of formulating and manufacturing preclinical and clinical trial materials to evaluate our product candidates;
•	whether we receive regulatory approval to advance the clinical development of our product candidates in a timely manner, if at all;
•	the cost and time to obtain regulatory approvals required to advance the development of our product candidates;
•	the scope and size of our research and development efforts;
•	the terms and timing of any collaborative, licensing and other arrangements that we may establish in the future;
•	future payments we may receive or make under existing or future license or collaboration agreements, if any;
•	the cost to maintain a corporate infrastructure to support being a publicly-traded company; and
•	the cost of filing, prosecuting, and enforcing patent and other intellectual property claims.

The price of our common stock price has been highly volatile, and your investment in us could suffer a decline in value.

The market price of our common stock has been highly volatile since the completion of our initial public offering in June 2004. The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors and events, including but not limited to:

•	our ability to successfully advance our product candidates through preclinical and clinical development;
•	disclosure of any favorable or unfavorable data from our preclinical studies or clinical trials, or other regulatory developments concerning our clinical trials, the formulation and manufacturing of our product candidates, or those of our competitors;
•	our ability to manage our cash burn rate at an acceptable or planned level;
•	the approval or commercialization of new products by us or our competitors, and the disclosure thereof;
•	announcements of scientific innovations by us or our competitors;
•	rumors relating to us or our competitors;
•	public concern about the safety of our product candidates, or similar classes of compounds;
•	litigation to which we may become subject;
•	actual or anticipated variations in our annual and quarterly operating results;
•	changes in general conditions or trends in the biotechnology and pharmaceutical industries;
•	changes in drug reimbursement rates or government policies related to such reimbursement;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	new regulatory legislation adopted in the U.S. or abroad;
•	changes in patent legislation in the U.S. or abroad;
•	our failure to achieve or meet equity research analysts’ expectations or their estimates of our business or prospects, or a change in their recommendations concerning us, the value of our common stock or our industry in general;
•	termination or delay in any of our existing or future collaborative arrangements;
•	future sales of equity or debt securities, or the perception that such future sales may occur;
•	the sale of shares held by our directors or management;

•	the loss of our eligibility to have shares of our common stock traded on the NASDAQ Capital Market due to our failure to maintain minimum listing standards or other listed markets;
•	changes in accounting principles;
•	failure to comply with the periodic reporting requirements of publicly-owned companies under the Exchange Act and the Sarbanes-Oxley Act; and
•	general economic conditions and capital markets.

In addition, the stock market in general, and more specifically the NASDAQ Capital Market, upon which our common stock trades, and the market for smaller biotechnology stocks in particular have historically experienced significant price and volume fluctuations. Volatility in the market price for a particular biotechnology company’s stock has often been unrelated or disproportionate to the operating performance of that company. Market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Due to this volatility, investors may be unable to sell their shares of our common stock at or above the price they paid, which could generate losses.

Future issuances of shares of our common stock may cause our stock price to decline, even if our business is doing well.

The issuance of a significant number of shares of our common stock, or the perception that such future sales could occur, including sales by our directors, executive officers, and other insiders or their affiliates, could materially and adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities at a price we deem appropriate.

If we raise additional capital in the future, your ownership in us could be diluted or require us to relinquish rights.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a debt financing or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common stockholder, which could impair the value of our common stock. Any debt financing we enter into may include covenants that limit our flexibility in conducting our business. We also could be required to seek funds through arrangements with collaborators or others, which might require us to relinquish valuable rights to our intellectual property or product candidates that we would have otherwise retained.

Insiders and affiliates continue to have substantial control over us, which could delay or prevent a change in control.

As of December 31, 2010, our directors and executive officers, together with their affiliates, beneficially owned, in the aggregate, approximately 25.1% of the outstanding shares of our common stock. As a result, these stockholders, acting together, may have the ability to delay or prevent a change in control that may be favored by other stockholders and otherwise exercise significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including:

•	the appointment of directors;
•	the appointment, change or termination of management;
•	any amendment of our certificate of incorporation or bylaws;
•	the approval of acquisitions or mergers and other significant corporate transactions, including a sale of substantially all of our assets; and
•	the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

A significant number of shares of our common stock are subject to issuance upon exercise of outstanding warrants, which upon such exercise could result in dilution to our security holders.

As of December 31, 2010, there were outstanding warrants to purchase an aggregate of 12,868,100 shares of our common stock. These warrants had a weighted average exercise price of $1.14. The exercise price and/or the number of shares issuable upon exercise of our outstanding warrants may be adjusted in certain circumstances and subject to certain limitations, including upon the occurrence of certain reclassifications or mergers or certain subdivisions or combinations of the common stock, and the issuance of certain stock dividends. Although we cannot determine at this time which of these warrants may ultimately be exercised, it is reasonable to assume that a warrant may be exercised if the exercise price thereof is below the market price of our common stock at the time of exercise. To the extent any of our outstanding warrants are exercised in the future, additional shares of our common stock will be issued that will be eligible for resale in the public market, which could result in dilution to our security holders. The issuance of additional securities upon the exercise of warrants could also have an adverse effect on the market price of our common stock.

We do not anticipate paying cash dividends in the foreseeable future, and accordingly, stockholders must rely on appreciation in the price of our common stock for any return on their investment in us.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation in the price of our common stock will provide a return to stockholders.

Our amended and restated certificate of incorporation, our amended and restated bylaws, as well as Delaware law contain provisions that could discourage, delay or prevent a change in our control or our management.

Provisions of our amended and restated certificate of incorporation, bylaws and the laws of Delaware, the state in which we are incorporated, may discourage, delay or prevent a change in control of us or a change in management that stockholders may consider favorable. These provisions:

•	establish a classified, or staggered, Board of Directors so that not all members of our board may be elected at one time;
•	set limitations on the removal of directors;
•	limit who may call a special meeting of stockholders;
•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon at stockholder meetings;
•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and
•	provide our Board of Directors with the ability to designate the terms of and issue a new series of preferred stock without stockholder approval.

These provisions could discourage proxy contests and make it more difficult for you and other stockholders to remove and elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $44.0 million, or approximately $50.6 million if the underwriters exercise in full their over-allotment option to purchase additional shares of common stock, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds we receive from the sale of the shares in this offering for working capital and general corporate purposes, including a Phase 2 clinical trial for INX-189, and research and development expenses related to our other development programs. Pending such uses, the net proceeds will be held in highly liquid investments.

This expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The amount and timing of our expenditures will depend on several factors, including the progress of our research and development efforts and the amount of cash used by our operations. Pending their uses, we plan to invest the net proceeds of this offering in short-term, investment-grade securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering. Our net tangible book value on December 31, 2010 was approximately $13.8 million, or approximately $0.22 per share of common stock based upon 62,423,358 shares outstanding. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of our common stock outstanding on that date. Without taking into account any other changes in our net tangible book value after December 31, 2010, other than to give effect to our receipt of the estimated net proceeds from the sale of 11,463,415 shares at an offering price of $4.10 per share, less the underwriting fees and our estimated offering expenses, our net tangible book value as of December 31, 2010, after giving effect to the items above, would have been approximately $57.8 million, or $0.78 per share. This represents an immediate increase in net tangible book value of $0.56 per share of common stock to our existing shareholders and an immediate dilution in net tangible book value of $3.32 per share of common stock to purchasers of shares in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share		$4.10
Net tangible book value per share as of December 31, 2010	$0.22
Increase in net tangible book value per share attributable to the offering	0.56

As-adjusted net tangible book value per share after giving effect to the offering	0.78
Dilution in net tangible book value per share to new investors		$3.32

If the underwriters exercise in full their over-allotment option to purchase 1,719,512 additional shares of common stock in this offering, our net tangible book value per share after the offering would be $0.85 per share, the increase in the net tangible book value per share to existing stockholders would be $0.63 per share and the dilution to new investors purchasing common stock in this offering would be $3.25 per share at the public offering price.

The foregoing discussion excludes the following, each stated as of December 31, 2010:

•	6,860,800 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2010 at a weighted average exercise price of $1.84 per share;

•	1,934,048 shares of common stock reserved for future issuance under our equity incentive plans as of December 31, 2010; and

•	12,868,100 shares of common stock issuable upon exercise of warrants outstanding as of December 31, 2010 at a weighted average exercise price of $1.14 per share with expiration dates ranging from May 12, 2011 to September 26, 2018.

UNDERWRITING

We have entered into an underwriting agreement with Deutsche Bank Securities Inc., as representative of the underwriters named below, with respect to the common stock subject to this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have severally agreed to purchase from us the number of shares of common stock listed next to each underwriter’s name below at a public offering price less the applicable underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

Number
Underwriter	of Shares

Deutsche Bank Securities Inc.	7,284,553
Canaccord Genuity Inc.	2,611,789
JMP Securities LLC	1,567,073

Total	11,463,415

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

We have been advised by the underwriters that the underwriters propose to offer 11,463,415 of the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $0.1476 per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $0.10 per share to other dealers. After the initial public offering, the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase a number of additional shares of common stock equal to fifteen percent (15%) of this offering. The price for such additional shares shall be the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus supplement. To the extent that the underwriters exercise their option, the underwriters will become obligated, subject to conditions, to purchase such additional shares of common stock. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above.

The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discounts and commissions are 6.0% of the initial public offering price, subject to the provisions described above. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of their over-allotment option, as follows:

Total Fees
		Without	With Full
		Exercise of	Exercise of
		Over-	Over-
	Fee per	Allotment	Allotment
	share	Option	Option

Discounts and commissions paid by us	$0.246	$2,820,000	$3,243,000

We have agreed to pay Trout Capital LLC a financial advisory fee equal to $100,000, which amount will reduce the total underwriting discounts to be paid to the underwriters.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $200,000 .

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Each of our officers and directors have agreed not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 60 days after the date of this prospectus supplement without the prior written consent of Deutsche Bank Securities Inc. This consent may be given at any time without public notice. Transfers or dispositions can be made during the lock-up period in the case of gifts or for estate planning purposes where the donee signs a lock-up agreement. We have entered into a similar agreement with the underwriters. There are no agreements between the underwriters and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 60 day period

Notwithstanding the foregoing, if (1) during the last 17 days of the 60 day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 60 day restricted period, we announce that we will release earnings results during the 16-day period following the last day of the 60 day restricted period, then in each case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us (unless the extension is waived in writing by Deutsche Bank Securities Inc.).

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

The underwriters or their affiliates have provided investment banking services to us in the past and may do so in the future. They receive customary fees and commissions for these services.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dechert LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Inhibitex, Inc. appearing in Inhibitex, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of Inhibitex, Inc.’s internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

This prospectus supplement is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents that we have filed with the SEC and all documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 16, 2011;

•	our current reports on Form 8-K, filed with the SEC on January 10, 2011; March 11, 2011; March 31, 2011 and April 6, 2011; and

•	the description of our Common Stock and Preferred Stock contained in the registration statement on Form 8-A, filed on May 21, 2004, and all amendments and reports updating such description.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, GA 30009, Attn: Corporate Secretary. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Rights
Debt Securities
Units

We may issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, before you invest. Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “INHX”. On May 4, 2010, the last reported sale price for our Common Stock was $2.69.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on Page 5 for information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” before making an investment decision.

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus and the accompanying prospectus supplement, nor any sale hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs subsequent to the date set forth on the front of such document, that the information contained herein and the accompanying prospectus supplement is correct as of any time subsequent to the date set forth on the front of such document, or that any information incorporated by reference is correct as of any time subsequent to the date set forth on the front of such document.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.

Unless otherwise specified, references in this prospectus to “Inhibitex,” the “Company,” “we,” “our” and “us” refer to Inhibitex, Inc.

ABOUT INHIBITEX, INC.

We are a biopharmaceutical company focused on the development of differentiated anti-infective products to prevent or treat serious infections. Our research and development efforts are currently focused on small molecule antiviral compounds, and in particular, orally-available therapies to treat herpes zoster, or shingles, and chronic infections caused by hepatitis C virus, or HCV. Currently available antiviral therapies have a number of therapeutic limitations that include inadequate potency, significant adverse side effects, complex dosing schedules, inconvenient methods of administration, and diminishing efficacy due to the emergence of drug-resistant viruses. We believe that our antiviral drug candidates have the potential to address a number of these limitations as well as unmet clinical needs in their respective intended indications. In addition to our antiviral programs, we have also licensed the rights to certain intellectual property from our MSCRAMM protein platform to Pfizer Inc. for the development of active vaccines to prevent staphylococcal infections.

Our lead product candidate, FV-100, is an orally available nucleoside analogue prodrug being developed for the treatment of herpes zoster, which is caused by varicella zoster virus. We have initiated a Phase II clinical trial of FV-100. The Phase II trial is a well-controlled, double-blind study comparing two arms of FV-100 to an active control (valacyclovir).

Our preclinical pipeline includes INX-189, the lead compound from our series of nucleotide polymerase inhibitors, or protides, which we are developing to treat infections caused by HCV. We have completed the requisite good laboratory practices preclinical studies needed to support the filing of an investigational new drug application, or IND, for INX-189 with the United States Food and Drug Administration, or FDA. We anticipate filing an IND for INX-189 shortly, and subject to FDA review, anticipate initiating a Phase I clinical trial of INX-189 in the first half of 2010.

We have retained all worldwide rights to both FV-100 and INX-189 and intend to establish strategic collaborations, partnerships and alliances that we believe can accelerate the development and commercialization of our antiviral product candidates beyond clinical proof of concept by utilizing the financial, clinical development, manufacturing and commercialization capabilities of a leading pharmaceutical company.

We have not received regulatory approval to sell or market any of our current or past product candidates, nor do we have any commercialization capabilities; therefore, it is possible that we may never successfully derive any commercial revenues from any of our existing or future product candidates. Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.

Corporate Information

We were incorporated in Delaware in May 1994. Our principal executive offices are located at 9005 Westside Parkway, Alpharetta, Georgia 30009. Our telephone number is (678) 746-1100. Our website is www.inhibitex.com. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” under Item 1 of Part 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference into this prospectus, and any other document that is incorporated by reference into this prospectus or the applicable prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible”, as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. There may be events in the future that we are unable to predict accurately, or over which we have no control. Before you purchase our securities, you should read this prospectus and the documents that we reference or incorporate by reference in this prospectus or registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our business, financial condition, results of operations, and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented or incorporated by reference in this prospectus, and particularly our forward-looking statements, by these cautionary statements

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities (including proceeds, if any, received from the exercise of warrants sold by us) for general corporate purposes, which may include the development and commercialization of our product candidates, working capital, capital expenditures, licensing rights to intellectual property and acquisitions of other businesses, technologies and compounds. When any particular securities are offered, the respective prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Our management will have broad discretion in the allocation of the net proceeds of the offering. Pending the application of the net proceeds for these purposes, we expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade securities.

GENERAL DESCRIPTION OF SECURITIES

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 aggregate offering price of:

•	shares of our common stock, par value $.001 per share; or

•	shares of our preferred stock, par value $.001 per share; or

•	Warrants to purchase our Common Stock, Preferred Stock and/or Debt Securities; or

•	Rights to purchase our Common Stock, Preferred Stock or other Securities described herein; or

•	Debt Securities; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

When any particular securities are offered, a supplement to this prospectus will be delivered with this prospectus which will set forth the terms of the offering and sale of the offered securities as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $.001 per share, and up to 5,000,000 shares of preferred stock, par value $.001 per share. As of March 25, 2010, we had outstanding 61,562,606 shares of common stock and no shares of preferred stock.

The following descriptions of our common stock and preferred stock are qualified in their entirety by reference to our Eighth Amended and Restated Certificate of Incorporation, as amended to date, and our Amended and Restated By-laws. For information on how to obtain copies of our Amended and Restated Certificate of Incorporation, as amended to date, and our Amended and Restated By-laws, see “WHERE YOU CAN FIND MORE INFORMATION” on page 20 of this prospectus.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to proportionately receive our net assets available for distribution after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes us, without further vote or action by the stockholders, to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and pre-emptive rights.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock. We cannot determine the actual impact or effect of the issuance of any of this preferred stock upon the rights of the holders of our common stock until the board issues or determines the specific rights of this preferred stock.

Anti-Takeover Effects or Provisions of Delaware Law and Our Amended and our Charter Documents

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation, such as us, from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” is defined to include a merger or asset sale involving the interested stockholder or any other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

In addition, certain provisions of our amended and restated certificate of incorporation and our amended and restated by-laws may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that our stockholders might deem to be in their best interests. These provisions are designed to encourage persons seeking to acquire us to initiate such a transaction through arm’s-length negotiations with our board of directors. The existence of these provisions could adversely affect the prevailing price of our common stock or limit the price that others might be willing to pay in the future for shares of our common stock. These provisions include:

Stockholder Action; Special Meeting of Stockholders. Stockholders may not take action by written consent, but only at a duly called annual or special meeting of our stockholders. Special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer, or a majority of our board of directors, and in no event may stockholders call a special meeting. Thus, without approval by the chairman of the board of directors, our chief executive officer or a majority of the board of directors, our stockholders may not take action between annual meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. A stockholder seeking to bring business before an annual meeting of our stockholders, or to nominate candidates for election as directors at an annual meeting of our stockholders, must provide timely notice of his or her intention in writing. To be timely, a stockholder’s notice must be delivered to our secretary, at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting of our stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time of the previous year’s annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Only our board of directors or a committee thereof may nominate candidates for election at a special meeting of our stockholders. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of our stockholders or from making nominations for directors at an annual or special meeting of our stockholders.

Authorized but Unissued Shares. Our authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NASDAQ Capital Market. These additional shares may be utilized for a variety of corporate needs, including acquisitions and raising additional funds. The existence of authorized but unissued and unreserved common and preferred stock could discourage an attempt by third parties to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classification of Board Members. Our board of directors is classified into three different classes of members, as nearly equal in size as possible, with each class having its own three-year term. Any one or more, or all, of the directors may be removed by the holders of at least a majority of the shares then entitled to vote at an election of directors only for cause. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. This classification of our board of directors, and the limitations on the removal of directors and filling of vacancies, may have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us because at least two annual meetings of stockholders, instead of one, generally will be required to change the majority of our board of directors.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. The transfer agent and registrar for any series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may offer debt securities from time to time, in one or more offerings under this prospectus. We will issue any such debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which debt securities may be issued and on which we will pay the principal on the debt securities;
•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•	the currency of denomination of the debt securities;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the place or places where the principal of, premium, and interest on the debt securities will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of debt securities may be made;
•	the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which such debt securities may be issued;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities, and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;
•	provisions, if any, for the defeasance of the debt securities of a series in whole or in part and any additional change in the provisions related to satisfaction and discharge;
•	the form of the debt securities;
•	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;
•	whether the debt securities will be subject to subordination and the terms of such subordination;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any restriction or condition on the transferability of the debt securities;
•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to Securities of such series;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and
•	any other terms of the debt securities, which may modify or delete any provision of the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture provides that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;
•	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;
•	if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) the acceleration shall be deemed to have been waived, rescinded and annulled if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the indenture trustee or paying agent a sum sufficient to pay all amounts owed to the indenture trustee under the indenture, all arrears of interest, if any, on the debt securities, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;
•	materially adversely affect the economic terms of any right to convert or exchange any debt securities; and
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities of a particular series at the office of the indenture trustee, or, at the option of the Company, by check which we mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

The warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of March 25, 2010, we had warrants outstanding to purchase 14,047,015 shares of our Common Stock.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants, or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights that we may offer. The terms of any rights offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement, including a form of rights certificate, that describes the terms of the particular rights we are offering before the issuance of the related rights. The following summaries of material provisions of the rights and the rights agreements are subject to, and qualified in their entirety by reference to, all the provisions of the rights agreement and rights certificate applicable to the particular rights that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the rights that we may offer under this prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.

We will describe in the applicable prospectus supplement the terms of the rights being offered, including:

•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether the rights are transferrable;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether stockholders are entitled to oversubscription rights, if any;
•	any applicable federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the rights and rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “DESCRIPTION OF CAPITAL STOCK,” “DESCRIPTION OF DEBT SECURITIES” and “DESCRIPTION OF WARRANTS” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents, or through a combination of such methods. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of Common Stock may be effected from time to time in one or more transactions on the NASDAQ or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of fees, underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

Any fees or underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses. The terms of any indemnification provisions will be set forth in a prospectus supplement.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Each series of securities will be a new issue of securities and may have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for trading on the NASDAQ Capital Market, subject, if required, to official notice of issuance, or such other trading market as specified in a prospectus supplement. Any securities sold pursuant to a prospectus supplement, other than our common stock, may or may not be listed on a national securities exchange or approved for trading on any other trading market.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies may also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site (http://www.sec.gov).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of the prospectus but before the termination of any offering made under this prospectus and accompanying prospectus supplement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 26, 2010;

•	our definitive proxy statements filed with the SEC on April 27, 2009 and April 30, 2010;

•	our current reports on Form 8-K, filed with the SEC on January 11, 2010, February 5, 2010, February 22, 2010 and March 23, 2010; and

•	the description of our Common Stock and Preferred Stock contained in the registration statement on Form 8-A, filed on May 21, 2004, and all amendments and reports updating such description.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, GA 30009, Attn: Corporate Secretary. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dechert LLP, New York, New York.

EXPERTS

The consolidated financial statements of Inhibitex, Inc. incorporated by reference in the Inhibitex Inc. Annual Report (Form 10-K) for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.